EXECUTION COPY


THE PEP BOYS - MANNY, MOE & JACK
AMENDMENT TO AND RESTATEMENT OF
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


WHEREAS, The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), established an Executive Supplemental Pension Plan (hereinafter referred to as the "Plan") effective January 1, 1982;

WHEREAS, the Company previously amended and completely restated the Plan effective January 1, 1988, and further amended and restated the Plan effective on February 13, 1992, March 31, 1995 and March 26, 2002; and

WHEREAS, Section 9.1 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, pursuant to resolutions adopted March 3, 2004, the Board has taken such actions as are necessary to change the name of the Plan to the "Executive Supplemental Retirement Plan" and to further amend and restate the Plan with respect to certain of those individuals who are Eligible Employees of the Company on such date, to alter the method of delivering benefits for certain specified Participants and to give others an election as to the manner in which they are credited with a benefit.

NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 31, 2004, as follows:

ARTICLE I

Definitions
1.1. "Actuarial Equivalent Benefit" shall mean a benefit payable in an Optional Form of Benefit which is of equal value to an Eligible Employee's benefit payable in the Normal Benefit Form determined under actuarial factors specified in the Pension Plan. Notwithstanding the foregoing, with respect to any lump sum distribution under Section 7.2(d), the "Actuarial Equivalent Benefit" shall mean a benefit of equivalent current value to the benefit that would otherwise have been provided commencing on the Designated Benefit Commencement Date using the GATT 2003 mortality table set forth in IRS Revenue Ruling 2001-62 (or such other table as hereafter may be proscribed by the Internal Revenue Service to replace the same), and the Present Value Interest Rate.

1.2. "Administrator" or "Plan Administrator" shall mean a committee composed of three or more persons designated from time to time by the Board.

1.3. "Average Monthly Compensation" shall mean one-twelfth of the average of an Eligible Employee's Compensation for the five Plan Years which yields the highest average; provided, however, that for the Chief Executive Officer of the Company "Average Monthly Compensation" shall mean one-twelfth of the average of his Compensation for the three Plan Years which yields the highest average.

1.4. "Benefit Election Form" shall mean a written election, on a form prescribed by the Administrator, filed by a Participant with the Administrator to receive an Early Retirement Benefit and/or an Optional Form of Benefit under
Article VII or to choose the form of the distribution of the Plan Account under
Article IV.

1.5.    "Board" shall mean the Board of Directors of the Company.

1.6. "Change of Control" shall mean the occurrence of any of the following events:

(a) individuals who, as of the Amendment Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13
(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Voting Securities"); provided, however, that the event described in this Section 1.6(b) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a "Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company's Voting Securities pursuant to an offering of such Voting Securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in Section 1.6(c) hereof), or (v) with respect to a particular Eligible Employee, pursuant to any acquisition by such Eligible Employees or a group of persons including such Eligible Employees (or any entity controlled by such Eligible Employee or any group of persons including such Eligible Employee);

(c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
Combination: (i) more than 50% of the total voting power of (A) the company resulting from such Business Combination (the "Surviving Company"), or (B) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and
(iii) above shall be deemed to be a "Non-Qualifying Transaction");

(d)     a sale of all or substantially all of the Company's assets;

(e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(f)     such other events as the Board may designate.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company's Voting Securities as a result of the acquisition of the Company's Voting Securities by the Company which reduces the number of the Company's Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than 1% of the Company's outstanding Voting Securities, a Change of Control of the Company shall then occur.

1.7. "Company" shall mean The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

1.8. "Compensation" shall mean 100% of an Eligible Employee's cash remuneration for services paid by the Company or a subsidiary in a Plan Year including amounts which an Eligible Employee elects to forego to provide benefits under a plan which satisfies the provisions of Section 401(k) or
Section 125 of the Internal Revenue Code or to provide benefits under the Company's Deferred Compensation Plan; provided, however, that prior to March 31, 1995 Compensation shall exclude amounts paid under any written executive bonus plan, and on and after March 31, 1995 Compensation shall include such amounts; provided, further, that for benefits paid or to be paid hereunder on or after March 26, 2002 any bonus that was earned under the Company's Annual Incentive Bonus Plan, or any other bonus plan that replaces or is in addition to such plan, prior to the date Compensation hereunder is determined but which is unpaid for any reason as of the calculation date shall be included as Compensation for purposes hereof.

1.9. "Converted Benefit Amount" shall mean an amount equal to the present value (determined using the Present Value Interest Rate) of fifty percent (50%) of the lump sum Actuarial Equivalent Benefit of the Eligible Employee's Monthly Base Benefit Amount, determined as of the Amendment Effective Date, that would otherwise have become payable on such individual's Early Retirement Date; provided, however, that for Eligible Employees over the age of 45 with at least five Years of Service as of the Amendment Effective Date, such term shall mean an amount equal to the present value (determined using the Present Value Interest Rate) of 100% of the lump sum Actuarial Equivalent Benefit of such individual's Monthly Base Benefit Amount, determined as of the Amendment Effective Date, that would otherwise have become payable on such individual's Early Retirement Date. For purposes of determining a Converted Participant's Converted Benefit Amount, the Converted Participant shall be considered a Vested Participant regardless of the number of Years of Service since his designation as an Eligible Employee.

1.10. "Conversion Election" shall mean an agreement (in such form as is prescribed by the Plan Administrator) in which a Participant, who is an Eligible Employee on the Amendment Effective Date, waives his right to receive any benefits accrued under this Plan prior to the effective date of such agreement in exchange for the Converted Benefit Amount and the right to receive Retirement Contributions under Article IV.

1.11. "Converted Participant" shall mean a Participant, other than a Legacy Plan Participant, who is an Eligible Employee on the Amendment Effective Date and provides the Company with a valid and enforceable Conversion Election no later than April 2, 2004.

1.12.    "Designated Benefit Commencement Date" shall mean

(a) if an Legacy Plan Participant terminates his employment with the Company for any reason, other than death or on account of a Disability, prior to his Early Retirement Date, such date between the Early Retirement Date and the Normal Retirement Date as is selected by the Legacy Plan Participant or, if no date is selected, the Normal Retirement Date;

(b) if an Legacy Plan Participant terminates his employment with the Company for any reason, other than death or on account of a Disability on or after his Early Retirement Date but prior to his Normal Retirement Date, such date between the Legacy Plan Participant's retirement date and his Normal Retirement Date as is selected by the Legacy Plan Participant or, if no date is selected, the Normal Retirement Date;

(c) if a Legacy Plan Participant retires on his Normal Retirement Date, his Normal Retirement Date; or

(d) if a Legacy Plan Participant retires after his Normal Retirement Date, his Late Retirement Date;
provided, however, that the Administrator, at its sole discretion, may postpone the Designated Benefit Commencement Date for a period of up to 90 days if the Legacy Plan Participant or Vested Participant fails to notify the Administrator in writing of the upcoming Designated Benefit Commencement Date at least 90 days prior to such Designated Benefit Commencement Date.

1.13. "Disability" shall mean that an Eligible Employee ceases employment with the Company when he is entitled to receive benefits under the Long Term Disability Salary Continuation Plan sponsored by the Company or a subsidiary.
1.14.   "Early Retirement Benefit" shall mean a benefit payable pursuant to
Section 5.3.

1.15. "Early Retirement Date" shall mean the first day of the calendar month next following the month in which a Legacy Plan Participant's 55th birthday occurs.

1.16. "Eligible Employee" shall mean an employee of the Company or any of its subsidiaries who is a key employee, including officers and directors who are key employees, and who is designated by the Board to participate in this Plan.

1.17. "Effective Date" shall mean January 1, 1982. "Amendment Effective Date" shall mean January 31,2004.

1.18. "Late Retirement Date" shall mean the first day of the calendar month next following the month in which a Legacy Plan Participant terminates employment with the Company and its subsidiaries after his Normal Retirement Date.

1.19. "Legacy Plan Participant" shall mean any Vested Participant or Eligible Employee who, as of the Amendment Effective Date, is:

(a)     a Vested Participant.

(b)     an Eligible Employee at least 54 years of age or older.

(c) an Eligible Employee who has completed at least four Years of Service between the date of his designation as an Eligible Employee and the Amendment Effective Date.

(d) both a Participant (other than a Legacy Plan Participant described in (a), (b) and/or (c) above) and an Eligible Employee but who does not provide the Company with a valid and enforceable Conversion Election no later than April 2, 2004.

1.20. "Monthly Base Benefit Amount" for any Legacy Plan Participant shall mean the amount determined by subtracting (d) (if applicable) from the product of [(a) x (b) x (c)] where:

(a)     =       2%;

(b)     =       The Legacy Plan Participant's completed full Years of Service as of the earlier of (i) his termination of employment with the Company and its subsidiaries or (ii) in the case of a Legacy Plan Participant who becomes a Legacy Plan Participant by reason of Section 1.19(d), the Amendment Effective Date; provided that a Legacy Plan Participant's completed full Years of Service shall not exceed 25;

(c)     =       The Legacy Plan Participant's Average Monthly Compensation as
of the date of his termination of employment with the Company and its subsidiaries; and

(d)     =       The Legacy Plan Participant's accrued monthly normal retirement pension benefit under the Company's Pension Plan assuming the same were paid in the form of the Normal Benefit Form under this Plan commencing at the Legacy Plan Participant's actual retirement date under the Company's Pension Plan.

For all other Participants, "Monthly Base Benefit Amount" shall mean zero; provided, however, that for a Converted Participant the determination of the Converted Benefit Amount shall be based on the Monthly Base Benefit Amount that was determinable for such Converted Participant on the Amendment Effective Date, before the Participant became a Converted Participant.

1.21. "Normal Benefit Form" shall mean a monthly payment for a Legacy Plan Participant's remaining life, with a survivor benefit to the spouse of the Legacy Plan Participant to whom he was married on the Designated Benefit Commencement Date equal to 50% of the benefit amount payable during the Legacy Plan Participant's remaining life, commencing with the month in which benefits first become payable and terminating with the month in which the later of the Legacy Plan Participant's or the Legacy Plan Participant's eligible spouse's death occurs. If the Legacy Plan Participant is not married on the Designated Benefit Commencement Date, Normal Benefit Form shall mean a monthly payment for the Legacy Plan Participant's remaining life, with a minimum of 120 monthly payments guaranteed, commencing with the month in which benefits first become payable and terminating on the later of the month in which the Legacy Plan Participant's death occurs or the month in which the 120th monthly payment occurs.

1.22. "Normal Retirement Date" shall mean the first day of the calendar month next following the month in which an Eligible Employee's 65th birthday occurs.

1.23. "Optional Form of Benefit" shall mean an optional form of benefit settlement described in Section 7.2.

1.24. "Participant" shall mean a current or former Eligible Employee who retains a Plan Account or who has accrued or is accruing a Monthly Base Benefit Amount that has not been completely distributed.

1.25. "Pension Plan" shall mean the funded defined benefit pension plan of the Company titled The Pep Boys - Manny, Moe & Jack Pension Plan, as in effect on any date of determination.

1.26. "Plan" shall mean The Pep Boys - Manny, Moe & Jack Executive Supplemental Retirement Plan (Amended and Restated Effective January 1, 1988 and further amended and restated effective February 13, 1992, March 31, 1995, March 26, 2002 and the Amendment Effective Date) as set forth herein and the same as may be further amended from time to time.

1.27. "Plan Account" shall mean the individual account maintained on the books of the Company for each Eligible Employee to record the crediting of all Retirement Contributions and Converted Benefit Amounts (if any), and all earnings related to such Retirement Contributions and Converted Benefit Amounts (if any) and the debiting of all distributions to the Eligible Employee or to his beneficiary.
1.28.   "Plan Year" shall mean the calendar year.

1.29. "Present Value Interest Rate" shall mean an interest rate used to determine the value of a lump sum distribution under Section 7.2(d) that is cost neutral to the Company based on the Company's long-term debt rate derived from one or more appropriate national and/or industry long-term bond rate indices that reflect the yields of corporate bonds having a duration equivalent to the average post-retirement life expectancy (based on the GATT 2003 mortality table set forth in IRS Revenue Ruling 2001-62 or such other table as hereafter may be prescribed by the Internal Revenue Service to replace the same) of the retirees expected to elect a lump sum distribution and a risk factor rating equivalent to the Company's risk factor, as determined by the Administrator in its sole discretion; provided, however, that the Present Value Interest Rate for lump sum distributions in 2003 shall be 5.25%, based on the after tax (37% tax rate) value (rounded up to the nearest 5 basis points) of the average of (i) the 20 year + bond yields from Moody's Corporate Seasoned Bond Index (7.11%) and (ii) the Bloomberg Fair Market Sector Curve rates for Composite US BB bonds (9.58%). Except as set forth in the previous sentence for the calendar year 2003, the Present Value Interest Rate for lump sum distributions in any calendar year shall be determined by the Administrator and communicated to all Eligible Employees and Legacy Plan Participants by September 15 of the prior calendar year.

1.30. "Retirement Contribution" shall mean a credit to a Participant's Plan Account pursuant to Section 4.1.

1.31. "Vested Participant" shall mean an Eligible Employee who terminates employment with the Company and its subsidiaries on or after his Early Retirement Date or an Eligible Employee who terminates employment with the Company and its subsidiaries before his Early Retirement Date with four Years of Service following his designation as an Eligible Employee.

1.32. "Year of Service" with respect to an Eligible Employee shall mean a consecutive twelve-month period during which he is employed by the Company or a subsidiary for the entire period. For purposes of this Plan, any partial Years of Service shall not be included in the calculation of benefits or for any other purpose hereunder. If a terminated employee who was not previously designated an Eligible Employee is rehired and is designated an Eligible Employee, his Years of Service shall not include his pre-termination employment.

ARTICLE II

Participation

On and after the Amendment Effective Date, Sections 2.3 - 2.5 of this Article II shall apply only with respect to Legacy Plan Participants.

2.1. Commencement. An individual's participation in the Plan shall commence on the date he is designated an Eligible Employee by the Board; however, such individual's Years of Service prior to such date, if any, shall be credited under the Plan if the Participant is a Legacy Plan Participant.

2.2. Termination. An Eligible Employee's active participation in the Plan shall terminate on the earliest of the date (a) his designation as an Eligible Employee is terminated by the Board, (b) his employment with the Company or any of its subsidiaries terminates for any reason other than an event giving rise to benefits hereunder, or (c) the Plan is terminated.

2.3.    Early Retirement Elections.

(a) Early Retirement Election for Employees. A Legacy Plan Participant may elect to receive an Early Retirement Benefit hereunder by filing a Benefit Election Form with the Administrator no later than December 31 in the year prior to the year in which he terminates employment with the Company and at least 90 days prior to his Designated Benefit Commencement Date.

(b) Early Retirement Election for Former Employees. A Legacy Plan Participant whose employment with the Company and its subsidiaries terminated prior to his Early Retirement Date may elect to receive an Early Retirement Benefit hereunder by filing a Benefit Election Form with the Administrator no later than December 31 in the year prior to the year in which his Early Retirement Date occurs and at least 90 days prior to his Early Retirement Date. The deadlines for electing an Early Retirement Benefit as set forth in Sections 2.3(a) and (b) are hereafter referred to as the "Latest Early Retirement Election Dates".

2.4. Form of Benefit Elections. Legacy Plan Participants may elect to receive their retirement benefit hereunder in an Optional Form of Benefit by filing a Benefit Election Form with the Administrator indicating the Optional Form of Benefit chosen no later than December 31 in the year prior to the year in which his Designated Benefit Commencement Date occurs and at least 90 days prior to his Designated Benefit Commencement Date (the "Latest Optional Form of Benefit Election Date").

2.5. Changes to Benefit Elections - Late Elections. Legacy Plan Participants may change their Designated Benefit Commencement Date and/or form of retirement benefit at any time prior to the deadlines set forth in Sections 2.3 and 2.4 above.

(a) Late or Accelerated Early Retirement Elections. Subject to the 10% penalty described below, aLegacy Plan Participant may elect after his Latest Early Retirement Election Date but before his Normal Retirement Date to receive an Early Retirement Benefit or may elect after his Latest Early Retirement Election Date but prior to his previously elected Designated Benefit Commencement Date to accelerate the receipt of a previously elected Early Retirement Benefit to a date on or after his Early Retirement Date but prior to such previously elected Designated Benefit Commencement Date upon advance written notice to the Administrator (in either case, a "Late Benefit Commencement Election").

(b) Late or Modified Form of Benefit Elections. Subject to the 10% penalty described below, a Legacy Plan Participant may elect an Optional Form of Benefit after his Latest Optional Form of Benefit Election Date but prior to his Designated Benefit Commencement Date or choose an alternative Optional Form of Benefit to a previously chosen Optional Form of Benefit after his Latest Optional Form of Benefit Election Date but prior to his Designated Benefit Commencement Date upon advance written notice to the Administrator (in either case, a "Late Benefit Form Election").

(c) Penalty for Untimely Benefit Elections. To the extent that a Legacy Plan Participant files a Late Benefit Commencement Election or a Late Benefit Form Election with the Administrator, his retirement benefit hereunder shall be reduced by 10% and the Administrator may postpone the commencement of benefits hereunder by up to 90 days to accommodate such late request. The election deadlines and penalties set forth above are intended to prevent a Legacy Plan Participant from constructively receiving his retirement benefit prior to the date of actual receipt for tax purposes and for administrative convenience.
The Administrator may impose additional penalties in individual cases in order to prevent constructive receipt by a Legacy Plan Participant and may waive penalties in certain cases which would not impose constructive receipt on a Legacy Plan Participant. In addition, the Administrator may postpone the commencement of a retirement benefit hereunder if, in its sole discretion, it determines that it would be an unreasonable or impracticable administrative burden to commence the retirement benefit as elected by a Legacy Plan Participant, provided that the postponed retirement benefit must commence as soon as reasonably practicable.

ARTICLE III

Plan Accounts

3.1. Establishment of Accounts. The Plan Administrator shall establish a Plan Account on behalf of each individual who is credited with a Converted Benefit Amount or one or more Retirement Contributions.

3.2. Investment Funds. Amounts credited to a Participant's Plan Account shall be credited with earnings, at periodic intervals determined by the Plan Administrator, at a rate equal to the actual rate of return for such period of an investment fund or funds or index or indices selected by that Participant from a range of investment vehicles authorized by the Plan Administrator. The rate of return on investment vehicles shall be tracked solely for the purpose of computing the amount of benefits payable to Participants under the Plan. The Company shall not be obligated to make any actual investment. It is intended that, unless otherwise determined by the Plan Administrator, the applicable investment funds shall be the same as those offered under The Pep Boys Deferred Compensation Plan.

3.3. Bookkeeping Entries. The maintenance of an individual Plan Account on behalf of each Participant is for bookkeeping purposes only. The Company and its subsidiaries shall not be obligated to acquire or set aside any particular assets for the discharge of their obligations under the Plan, nor is any Participant to have any property rights in any particular assets that may be held by the Company or its subsidiaries with respect to the Plan.

3.4. Statements. Statements shall be sent to each Participant who is not a Legacy Plan Participant no less frequently than quarterly setting forth the value of the Participant's Plan Accounts.

ARTICLE IV

Retirement Contributions

The provisions of this Article IV shall apply only with respect to Converted Participants and individuals who are designated as Eligible Employees on or after the Amendment Effective Date.

4.1. Amount. The Plan Account of each Participant (other than a Legacy Plan Participant) shall be credited with a Retirement Contribution based on a percentage of his or her Compensation for a Plan Year provided that the Participant is an Eligible Employee on the last day of such Plan Year. The applicable percentage for any Plan Year shall be determined in accordance with the following schedule:


If the Participant is....                                  RetirementContribution Percentage
-------------------------                                  ---------------------------------

At least 55 years of age                                                    19%
At least 45 years of age but not more than 54 years of age                  16%
At least 40 years of age but not more than 44 years of age                  13%
Not more than 39 years of age                                               10%



For purposes of this Section 4.1, a Participant's age shall be determined at the end of each Plan Year. Notwithstanding anything herein to the contrary,
(i) for the first four Plan Years that a Participant is an Eligible Employee, if hired on after the Amendment Effective Date, the Retirement Contribution shall be limited to 10% irrespective of the Participant's age, and (ii) in the case of a Participant who ceases to be an Eligible Employee during a Plan Year by reason of death or a Disability, a pro rata portion of the Retirement Contribution shall be credited based on the number of months during the Plan Year in which the Eligible Employee was employed by the Company prior to death or the Disability.

4.2. Converted Benefit Amount. The Plan Account of each Converted Participant shall also be credited with an amount equal to such individual's Converted Benefit Amount.

4.3. Crediting. Retirement Contributions shall be credited to an Eligible Employees' Plan Account as soon as practicable following the completion of each Plan Year or such earlier date as is designated by the Company provided that such credit shall be tentative until the end of the Plan Year in order that the requirements of Section 4.1 be determined to be satisfied. Any credit attributable to a Converted Benefit Amount shall be credited as soon as practicable following the Company's receipt of a valid and binding Conversion Election.

4.4. Vesting. Each Participant will vest in the portion of his or her Plan Account attributable to any Retirement Contributions, and the related earnings thereon (if any), upon such individual's completion of four Years of Service as an Eligible Employee under the Plan. The Plan Administrator, in its sole discretion, shall determine the date an individual becomes a key employee and shall communicate that date to the Eligible Employee in writing at the time he or she becomes eligible to receive Retirement Contributions.

4.5.    Distribution of Benefits.
                (a) Distribution of Benefits on or after Early Retirement Date. In the case of a Participant whose employment with the Employer terminates on or after Early Retirement Date and whose Plan Account balance exceeds $25,000, the Participant's Plan Account shall be distributed in one of the following methods, on the first day of the thirteenth month following the Participant's termination of employment, as elected by the Participant on a Benefit Election Form completed prior to the date of the Participant's termination of employment: (i) in a lump sum; (ii) in annual installments over a 5, 10, 15 or 20 year period or (iii) by any other formula that is mathematically derived and is acceptable to the Plan Administrator. The first annual installment payment shall be equal to (i) the value of such Plan Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid not later than January 31 of each succeeding Plan Year in an amount equal to (i) the value of such Plan Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining. A Participant may change the election regarding the manner of payment of the Participant's Plan Account at any time prior to the Participant's termination of employment.

                (b)     Distribution of Benefits Upon Termination of
Employment. In the case of a Participant who incurs a termination of employment prior to an Early Retirement Date, or whose Plan Account balance does not exceed $25,000, the Participant's Plan Account shall be distributed in a lump sum payment as soon as administratively practicable following the Participant's termination notwithstanding any other election by the Participant.

4.6.    Death.
                (a) In the event of a Participant's death prior to the commencement of benefits in accordance with this Article IV, distribution of the Participant's Plan Account shall be made to the Participant's Beneficiary in a lump sum on the first day of the seventh month following the Participant's death. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of the Participant's Plan Account as of the last business day of the calendar month immediately preceding the date on which such benefit is paid. In lieu of the lump sum, the Beneficiary of a Participant who dies after Early Retirement Date may elect, in the form and manner, and at the time specified by, the Plan Administrator, any form of payment allowed under
Section 4.5 that the Participant would have been able to elect had the Participant retired on the day before death.

                (b) In the event a Participant dies after annual installment benefits payable under Section 4.5 have commenced, but before the entire balance of the Plan Account has been paid, any remaining installments shall continue to be paid to the Participant's Beneficiary at such times and in such amounts as they would have been paid to the Participant had the Participant survived.

4.7. Beneficiary Designation. Each Participant shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any vested amount in such individual's Plan Account at the time of his death by filing a written designation with the Plan Administrator on the form prescribed by it for such purpose. Participants may thereafter designate different beneficiaries at any time by filing a new written designation.
The consent of the beneficiary is not required for any revocation or change of election of beneficiary. Any written designation shall become effective only upon its receipt by the Plan Administrator. If all of the designated beneficiaries should die on or before the commencement of distribution of death benefits and the Participant fails to make a new designation, his beneficiary shall be determined pursuant to Section 4.9. If the beneficiary (or last contingent beneficiary) determined pursuant to this Section 4.8 or the initial beneficiary determined pursuant to Section 4.9 dies before all payments are made, then the balance of the payments shall be made to such beneficiary's estate unless such beneficiary (or last contingent beneficiary) designates a second-level beneficiary by filing a written designation with the Company on the form prescribed by it for such purpose, in which case such second-level beneficiary shall be treated as a beneficiary hereunder.

4.8. Beneficiary List. If a Participant omits or fails to designate a beneficiary or if no designated beneficiary survives such individual, the vested amount in such individual's Plan Account at the time of his death shall be paid to the beneficiary determined from the following priority list; (a) surviving spouse, or if none, then (b) the Participant's estate.

ARTICLE V

Retirement Benefits

On and after the Amendment Effective Date, the provisions of this Article V shall apply only with respect to Legacy Plan Participants.

5.1. Normal Retirement Benefit. A Legacy Plan Participant who terminates employment with the Company and its subsidiaries on his Normal Retirement Date shall receive a monthly retirement benefit equal to his Monthly Base Benefit Amount calculated as a Normal Benefit Form and payable in the Normal Benefit Form, or Optional Form of Benefit if properly elected pursuant to Section 2.4 and subject to any applicable penalties under Section 2.5, commencing on his Designated Benefit Commencement Date.

5.2. Late Retirement Benefit. A Legacy Plan Participant who terminates employment with the Company and its subsidiaries after his Normal Retirement Date shall receive a monthly retirement benefit equal to his Monthly Base Benefit Amount calculated as a Normal Benefit Form and payable in the Normal Benefit Form, or Optional Form of Benefit if properly elected pursuant to
Section 2.4 and subject to any applicable penalties under Section 2.5, commencing on his Designated Benefit Commencement Date, except that for the purpose of calculating the Monthly Base Benefit Amount under Section 1.20, the reduction for the benefit payable under the Company's Pension Plan shall be the late retirement benefit thereunder assuming the same were paid in the Normal Benefit Form under this Plan.

5.3. Early Retirement Benefit. A Legacy Plan Participant who terminates employment with the Company and its subsidiaries on or after his Early Retirement Date but before his Normal Retirement Date shall be entitled to receive a monthly retirement benefit equal to his Monthly Base Benefit Amount calculated as a Normal Benefit Form and payable in the Normal Benefit Form, or Optional Form of Benefit if properly elected pursuant to Section 2.4 and subject to any applicable penalties under Section 2.5, commencing on the Designated Benefit Commencement Date, except that for the purpose of calculating the Monthly Base Benefit Amount under Section 1.20 (a) the product of [(a) x (b) x (c)] in Section 1.20 shall be reduced by multiplying the difference between (i) 1 and (ii) the product of 0.00333 multiplied by the number of full months, not to exceed 84, by which the Designated Benefit Commencement Date precedes the first day of the calendar month next following the month in which the Legacy Plan Participant's 62nd birthday occurs, and (b) the reduction for the benefit payable under the Company's Pension Plan, if any, shall be the early retirement benefit thereunder assuming the same were paid in the Normal Benefit Form under this Plan. There shall be no reduction in the Monthly Base Benefit Amount under Section 1.20 if the Designated Benefit Commencement Date is on or after the first day of the calendar month following the calendar month in which the Legacy Plan Participant's 62nd birthday occurs.

5.4. Disability. A Legacy Plan Participant who terminates employment with the Company and its subsidiaries on account of a Disability and who receives benefits under the disability plan of the Company or a subsidiary until his Normal Retirement Date shall be deemed to have retired on his Normal Retirement Date under this Plan. For purposes of calculating such a Legacy Plan Participant's Monthly Base Benefit Amount under Section 1.20 (a), "Years of Service" shall include all periods during which the Legacy Plan Participant received disability benefits up to his Normal Retirement Date or the Amendment Effective Date, as applicable, and (b) "Compensation" for each Plan Year during the Disability shall mean the Legacy Plan Participant's Compensation for the last full Plan Year of his active employment. A Participant who incurs a Disability after Normal Retirement Date shall be deemed to have then elected a Late Retirement Date.

5.5. Other Terminations. If a Legacy Plan Participant's employment with the Company and its subsidiaries terminates for any reason, other than death or a Disability for which benefits are payable as provided in Section 5.4, before he has attained his Early Retirement Date, then he shall be entitled to receive a monthly retirement benefit equal to his Monthly Base Benefit Amount calculated as a Normal Benefit Form and payable under this Section 5.5. Such benefit will be paid in the Normal Benefit Form, or Optional Form of Benefit if properly elected pursuant to Section 2.3 and subject to any applicable penalties under
Section 2.3, commencing on the Designated Benefit Commencement Date. The Monthly Base Benefit Amount shall be subject to the adjustments set forth in
Section 5.3.

5.6. Change of Control Distribution. Notwithstanding any provisions herein to the contrary, in the event a Legacy Plan Participant's employment with the Company terminates for any reason (including, but not limited to, a voluntary termination by the Participant) in connection with, or within one year after any Change of Control of the Company (regardless of whether such change has been approved or opposed by the Company's then Board), he shall receive a lump sum retirement benefit (the "Distribution Amount") determined under this
Section 5.6 and payable no later than 10 days following such termination of employment. The Distribution Amount for a Legacy Plan Participant whose employment with the Company terminated on or after his Early Retirement Date shall be equal to the lump sum Actuarial Equivalent Benefit of his Monthly Base Benefit Amount, calculated as a Normal Benefit Form, that would have been payable to the Legacy Plan Participant under this Plan as of his date of termination of employment using his Years of Service (as modified below) and Average Monthly Compensation as of his actual date of termination of employment in computing his Monthly Base Benefit Amount payable under Section 5.3. The Distribution Amount for each such other Legacy Plan Participant shall be equal to the present value of the lump sum Actuarial Equivalent Benefit of his Monthly Base Benefit Amount, calculated as a Normal Benefit Form, that would have been payable to such Legacy Plan Participant under this Plan as of his Early Retirement Date using his Years of Service (as modified below) and Average Monthly Compensation as of his actual date of termination of employment in computing his Monthly Base Benefit Amount payable under Section
5.3. The discount rate used to determine the present value of the lump sum shall be the interest rate provided under Section 1.1. For purposes of calculation of the Monthly Base Benefit Amount under this Section 5.6 for any Participant who was receiving credit for Years of Service after the Amendment Effective Date, Years of Service for a Legacy Plan Participant who is employed by the Company at the time of the Change of Control shall include any period for which severance benefits are guaranteed with respect to the Change of Control under a change of control or other employment agreement between the Legacy Plan Participant and the Company. For purposes of this Section 5.6, severance benefits are deemed to be guaranteed for a period of time if they are measured by reference to increments of salary (e.g. two times annual base salary or three months of salary) or where benefits are provided for a period of time beyond the termination of employment other than on account of the continuation health care coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 or any similar state or local statute.

5.7. Rehire. If a terminated Legacy Plan Participant is rehired and is again designated as an Eligible Employee, his Years of Service shall include his pre-termination employment (except to the extent that such Eligible Employee lost his right to benefits under Section 6.1) and his employment after rehire for any Participant who was receiving credit for Years of Service after the Amendment Effective Date However, such a Participant shall thereafter be eligible for Retirement Contributions and there shall be no further increase in such Participant's Monthly Base Benefit Amount.

5.8. Termination. If the Plan is terminated, each Eligible Employee will receive a benefit under Section 5.5 determined as if he had terminated employment on the date of Plan termination. If the designation of an Eligible Employee as such is terminated by the Board, such Eligible Employee will receive a benefit under Section 5.5 determined as if he had terminated employment on the date his designation as an Eligible Employee terminated.

ARTICLE VI

Loss of Benefits

6.1. Loss of Benefits. Notwithstanding any provision of Article IV or V, a person who is a Vested Participant shall cease to have any right to receive any payment hereunder and all obligations of the Company to make payments to or on account of a Vested Participant shall cease and terminate should the Administrator find, after full consideration of the facts presented on behalf of the Company and the Vested Participant, that

(a) such Vested Participant during his employment with the Company or any of its subsidiaries or within one year after his termination of employment with the Company, or any of its subsidiaries, unless the Vested Participant is terminated by the Company without Cause, as defined in the Non-Competition Agreement between the Company and the Vested Participant, directly or indirectly, engages in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or becomes financially interested in any business operating within the United States of America, if (i) such business' primary business is the retail and/or commercial sale of automotive parts, accessories, tires and/or repair/maintenance services including, without limitation, the entities (including their franchisees and affiliates) listed on
Schedule 6.1(a) hereto, or (ii) the retail and/or commercial sale of automotive parts, accessories, tires and/or repair/maintenance services is the primary focus of such engagement or financial interest. However, nothing contained in this Section 2b shall prevent the Officer from holding for investment up to two percent (2%) of any class or equity securities of a company whose securities are traded on a national or foreign securities exchange;

(b) such Vested Participant, during his employment with the Company or any of its subsidiaries or for one year thereafter, directly or indirectly, induces or attempts to influence any employee of the Company to terminate his employment with the Company or hires or solicits for hire on behalf of another employer any person then employed or who had been employed by the Company during the immediately preceding six months; or

(c) such Vested Participant's employment by the Company or any of its subsidiaries was terminated (other than in connection with or following a Change of Control) in connection with any act of disloyalty to the Company or any of its subsidiaries including, without limitation, fraud, embezzlement, theft, breach of the Company's Conflict of Interest or Ethics Policies, commission of a felony or proven dishonesty in the course of his employment or service or unauthorized disclosure of trade secrets or confidential information of the Company or any of its subsidiaries.

ARTICLE VII

Benefit Options

On and after the Amendment Effective Date, the provisions of this Article VII shall apply only with respect to Legacy Plan Participants.

7.1. Normal Form. Benefits shall be paid in the Normal Benefit Form unless the Legacy Plan Participant, as applicable, elects an Optional Form of Benefit permitted under Section 7.2 in accordance with Sections 2.4 or 2.5.

7.2. Optional Forms of Benefit. A Legacy Plan Participant may elect that retirement benefits be paid as an Actuarial Equivalent Benefit in an optional form of settlement from the alternatives below:

(a)     A straight life annuity for the Legacy Plan Participant's life;

(b) A joint and survivor annuity with the survivor benefit payable to the Legacy Plan Participant's spouse equal to 75% or 100% of the benefit amount payable during the Legacy Plan Participant's life;

(c) Equal monthly installments over a period of not less than 10 years or more than 25 years; or

(d)     A lump sum payment.

ARTICLE VIII

Death Benefits

On and after the Amendment Effective Date, the provisions of this Article VIII shall apply only with respect to Legacy Plan Participants.

8.1. Pre-Retirement Death Benefit - Active Legacy Plan Participants. The beneficiary of a Legacy Plan Participant who dies while in the employ of the Company or a subsidiary but prior to attaining his Normal Retirement Date, shall be entitled to an annual death benefit, payable in equal monthly installments, equal to 50% of the base salary rate of the Legacy Plan Participant in effect on the date of his death; provided, however, in the case of the CEO, the same shall be equal to 60% of his base salary rate in effect on the date of death. The payments shall commence with the month following the month in which the Legacy Plan Participant dies and shall end with the later to occur of the month in which (a) the 180th monthly payment is made or (b) the Legacy Plan Participant would have attained his Normal Retirement Date.

8.2. Death Benefit - Former Legacy Plan Participants. Subject to Section 6.1, the beneficiary of a Legacy Plan Participant who dies while not in the employ of the Company or a subsidiary but before he has attained his Normal Retirement Date, shall be entitled to a monthly death benefit with 120 monthly payments guaranteed commencing with the month following the month in which the Legacy Plan Participant dies equal to the Monthly Base Benefit Amount under
Section 1.20. The beneficiary of a Legacy Plan Participant shall have the right to postpone the commencement of benefits under this Section 8.2 until a later month designated by the beneficiary, but not later than the calendar month next following the month in which the Legacy Plan Participant's 65th birthday would have occurred. If the beneficiary shall commence receiving benefits under this Section 8.2 prior to the month next following the month in which the Legacy Plan Participant's 65th birthday would have occurred, for the purpose of calculating the Monthly Base Benefit Amount payable to such Legacy Plan Participant's beneficiary, such amount shall be reduced by the factor(s) that would be applicable to such Legacy Plan Participant if he was not deceased and elected to receive benefits after his Early Retirement Date and prior to his Normal Retirement Date under this Plan (and which factor(s) are set forth in the version of Section 5.3 of this Plan that is applicable to such Legacy Plan Participant). In addition, if the beneficiary of a Legacy Plan Participant shall commence receiving benefits under this Section 8.2 prior to the month next following the month in which the Legacy Plan Participant's 55th birthday occurs, for the purpose of calculating the Monthly Base Benefit Amount the amount determined under the preceding sentence of this Section 8.2 shall be further reduced to be the Actuarial Equivalent Benefit of such amount calculated as of the date benefits actually commence.

8.3. Late Retirement Death Benefit. The beneficiary of a Legacy Plan Participant who dies while in the employ of the Company or a subsidiary after attaining his Normal Retirement Date shall be entitled to a monthly death benefit with 120 monthly payments guaranteed commencing with the month following the month in which the Legacy Plan Participant dies equal to the Monthly Base Benefit Amount; provided, however, that for the purpose of calculating the Monthly Base Benefit Amount under Section 1.20 the reduction for the benefit payable under the Company's Pension Plan shall be the benefit thereunder.

8.4. Death Benefit in Lieu of Retirement Benefit. If a Legacy Plan Participant dies after the commencement of his retirement benefits hereunder, no death benefit shall be payable under this Article VIII. Moreover, to the extent that a death benefit is payable under this Article VIII, no retirement benefit shall be payable under Article V.

8.5. Disability. The beneficiary of a Legacy Plan Participant who terminates employment with the Company and its subsidiaries under circumstances which entitled him to benefits under the Long Term Disability Salary Continuation Plan sponsored by the Company or a subsidiary and who is receiving such benefits on the date of his death shall be entitled to the benefit provided in Section 8.1 based on his base salary rate in effect when his active employment terminated.

8.6. Other Cases. Except as expressly provided by the terms of the Plan, no death benefits shall be payable under this Plan.

8.7. Beneficiary Designation. Each Eligible Employee and Vested Participant shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any death benefit payable with respect to such individual by filing a written designation with the Company on the form prescribed by it for such purpose. Eligible Employees and Vested Participants may thereafter designate different beneficiaries at any time by filing a new written designation. The consent of the beneficiary is not required for any revocation or change of election of beneficiary. Any written designation shall become effective only upon its receipt by the Company. If the designated beneficiaries should die on or before the commencement of distribution of death benefits and the Eligible Employee or Vested Participant fails to make a new designation, his beneficiary shall be determined pursuant to Section 8.8. If the beneficiary (or last contingent beneficiary) determined pursuant to this
Section 8.7 or the initial beneficiary determined pursuant to Section 8.8 dies before all payments are made, then the balance of the payments shall be made to such beneficiary's estate unless such beneficiary (or last contingent beneficiary) designates a second-level beneficiary by filing a written designation with the Company on the form prescribed by it for such purpose, in which case such second-level beneficiary shall be treated as a beneficiary hereunder.

8.8. Beneficiary List. If an Eligible Employee or Vested Participant omits or fails to designate a beneficiary or if no designated beneficiary survives such individual, the death benefits shall be paid to the beneficiary determined from the following priority list; (a) surviving spouse, or if none, then (b) the Eligible Employee's or Vested Participant's estate.

ARTICLE IX

Termination and Amendments

9.1. Amendments. The Company may amend this Plan in whole or in part by appropriate resolution of the Board; provided, however, that no amendment shall
(i) decrease or limit any benefits or rights accrued under the Plan prior to the date of the amendment, or (ii) modify any provision of this Article IX without the consent of a majority of the Eligible Employees and Vested Participants affected by such amendment.

9.2. Termination. The Company reserves the right to terminate this Plan in its entirety at any time by an appropriate resolution of the Board; provided, however, that any termination of the Plan shall not (i) terminate or diminish any benefits then payable under the Plan, (ii) terminate or diminish any benefits payable in the future under the Plan with respect to benefits accrued as of the date of termination of the Plan, or (iii) decrease or limit any benefits or rights accrued under the Plan prior to the date of termination without the consent of a majority of the Eligible Employees and Vested Participants affected by such termination.

ARTICLE X

Plan Administration

10.1. Named Fiduciary and Plan Administrator. The committee designated by the Board shall be the Administrator and Named Fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA")) of this Plan. The Administrator shall have the authority to control and manage the operation and administration of the Plan. The Administrator shall act by majority vote of the committee members. No Eligible Employee who is a member of the committee shall participate in committee decisions affecting him.

10.2. Delegation of Duties. The Administrator may (a) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons; and (b) appoint such agents, advisors, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. Wherever the term "Administrator" is used herein in connection with the operation or administration of the Plan, such term shall include all delegates appointed by the Administrator.

10.3. Powers and Duties. The authority and responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

(a)     The filing of all reports required of the Plan.

(b) The distribution to Eligible Employees, Vested Participants and beneficiaries of all reports and other information required of the Plan.

(c)     The keeping of complete records of the administration of the Plan.

(d) Developing rules and regulations for administration and interpretation of the Plan consistent with the terms and provisions of the Plan.

(e) The interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The construction of the Plan and any actions and decision taken thereon in good faith by the Administrator shall be final and conclusive. The Administrator may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

The Administrator's determinations (including those made by any person or persons to whom the Administrator's power has been delegated hereunder) on all matters relating to the Plan shall be final, binding and conclusive for all purposes, upon all persons, including without limitation, the Company, all Eligible Employees, all Vested Participants and their respective beneficiaries and successors hereunder. Each Eligible Employee and Vested Participant, by accepting status as a Participant in the Plan agrees that (i) all benefits shall be paid strictly in Accordance with the terms of the Plan, and (ii) that the Administrator shall have the discretion and authority set forth in this
Article X and in the Plan generally.

10.4. Payment of Expenses. All expenses of the Administrator shall be paid by the Company.

10.5. Indemnity of Plan Administrator. The Company shall indemnify the Plan Administrator or any individual who is a delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.

10.6. Agent for Service of Process. The Company shall be the agent for the Plan for service of legal process.

ARTICLE XI

Claims Procedure

11.1. Claim. An Eligible Employee or Vested Participant or his beneficiary or authorized representative (each one being hereinafter referred to as a "Claimant") who expects a benefit under the Plan which he has not received may file a formal claim for benefits under the Plan with the Administrator. The Administrator shall review the claim and render a determination relating to the claim based on this Plan document (including the Administrator's power and authority to interpret and construe the Plan and to make rules relating to the administration of the Plan) and consistent with prior determinations rendered with respect to similarly situated claims. The Administrator shall notify the Claimant within 90 days of the receipt of the claim of the Administrator's determination relating to the claim, unless the Administrator determines that special circumstances require an extension of time for processing a claim, in which case the Administrator shall notify the Claimant of the extension within 90 days of receipt of the claim, specifying the special circumstances requiring an extension and the date by which it expects to render a determination on the claim, which determination must be rendered and notice given to the Claimant no later than the 180th day following the receipt of the claim. If an extension is required because the Claimant failed to submit the information necessary to decide a claim, the time period for making a benefit determination set forth in the prior sentence shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the Claimant responds to the request for additional information. The determination notice shall be in writing, sent by regular mail to the address specified by the Claimant or if none is specified to the Claimant's last known address, and must contain the following information:

(a) The specific reasons for a determination adverse to the Claimant, if applicable;

(b) The specific reference to the pertinent Plan provision(s) on which the determination is based;

(c) If applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

(d) An explanation of the claims review procedure and the time limitations of the review procedure applicable thereto, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an appeal of any adverse benefit determination.

For purposes of this Article XI, claims, notifications and determinations shall be deemed to be received when actually received and parties shall be deemed to be notified and a notification shall be deemed to be sent or submitted on the date that such notification is postmarked or actually delivered by courier if not mailed.

11.2. Appeal Procedure. A Claimant is entitled to request an appeal of any adverse determination of his claim by the Administrator. The request for appeal must be submitted in writing within 60 days of the receipt by the Claimant of the notification of an adverse claim determination. Absent a request for appeal within the 60-day period, the determination of the Administrator regarding the claim will be deemed to be final and conclusive. During the appeal process, the Claimant shall have a reasonable opportunity to submit written comments, documents, records and other information relating to the claim and shall be entitled, free of charge, to reasonable access to and copies of all documents, records and other information relevant to the claim. The Administrator shall review the appeal of the initial claim determination (including all comments, documents, records and other information submitted by the Claimant, regardless of whether such information was submitted with the original claim) and render a final determination.

11.3. Final Determination. Within 60 days following receipt by the Administrator of the Claimant's request for appeal, the Administrator shall render a final determination relating to the claim, unless the Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, in which case the Administrator shall notify the Claimant of such extension within 60 days following receipt by the Administrator of the request for appeal, specifying the special circumstances requiring an extension and the date by which it expects to render a final determination on the appeal, which determination must be rendered and notice given to the Claimant no later than the 120th day following the receipt by the Administrator of the request for appeal. If an extension is required because the Claimant failed to submit the information necessary to decide a claim, the time period for making a benefit determination set forth in the prior sentence shall be tolled from the date on which the extension notification is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The final determination shall be made in writing to the Claimant. The final determination shall (i) recite the specific reasons for a determination adverse to the Claimant, if applicable, with specific reference to the pertinent Plan provision(s) on which the determination is based, (ii) state that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim and (iii) state that the Claimant has a right to bring an action under
Section 502(a) of ERISA.

ARTICLE XII

Source of Benefits and Payments

12.1. Unfunded Plan. The Company shall pay the benefits provided hereunder out of its general assets in cash when due. The Company shall not be required to establish any segregated account, trust, escrow, reserve or other arrangement to discharge such benefits.

12.2. Non-Alienation. None of the payments, benefits or rights of any Eligible Employee, Vested Participant or beneficiary thereof shall be subject to any claim of any creditor of such person and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such person. No Eligible Employee, Vested Participant or beneficiary thereof shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided.

12.3. Incapacity. If the Company determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Company may make payments to such person's legal representative or to a relative or other person for his benefit, or apply the payment for the benefit of such person in such manner as the Company considers advisable. Any payment of a benefit in accordance with the provisions of this Section 12.3 shall be a complete discharge of any liability to make such payment.

ARTICLE XIII

Miscellaneous

13.1. Employment Obligations. The establishment of this Plan shall not be construed as creating any contract of employment between the Company or any subsidiary and any Eligible Employee or Vested Participant. Nothing herein contained shall give any Eligible Employee or Vested Participant the right to inspect the books of the Company or to interfere with the right of the Company to discharge any Eligible Employee from employment at any time for any reason whatsoever, with or without cause.

13.2. Conflicts of Law. All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded by ERISA.

13.3. References. The masculine pronoun shall include the feminine and the singular form shall include the plural, as necessary for proper interpretation of this Plan.

13.4. Effective Date; Applicability to Vested Participants. The amendment and restatement of the Plan is effective as of the Amendment Effective Date and shall be applicable only to all individuals who are Eligible Employees of the Company on that date and to all future individuals who become Eligible Employees after the Amendment Effective Date, except as set forth below. In addition, except as specifically set forth below, none of the substantive amendments to the Plan incorporated into the March 26, 2002 amendment and restatement of the Plan shall be applicable to former Eligible Employees or individuals who were Vested Participants as of March 26, 2002. Except as specifically set forth below, the rights and benefits under the Plan, if any, of individuals who were Eligible Employees prior to, but not on the Amendment Effective Date shall be governed by the terms of the Plan in effect prior to the Amendment Effective Date. Notwithstanding the foregoing, the following provisions of the Plan, amended and restated as of March 26, 2002, shall apply to individuals who were Vested Participants as of March 26, 2002:

(a) The revision to Section 1.9 (now 1.10) shall be effective and is intended to memorialize a prior decision of the Board of Directors with respect to the applicability of earned but unpaid bonuses;

(b) The addition of Section 7.2 is effective and is intended to document an existing administrative interpretation of the Plan benefits for Eligible Employees who are described in such Section;

(c)     The revisions to Articles X and XI (now XII and XII) shall apply;

(d)     The deadline for electing an Early Retirement Benefit set forth in
Section 2.3(b) shall apply;

(e)     To the extent needed to determine the benefit payable pursuant to
Section 7.2, the definition of Monthly Base Benefit Amount set forth in Section
1.20 (and any other defined term used in Section 1.20) shall apply; and

(f) To the extent that any provision of the March 26, 2002 amendment and restatement merely clarifies or amplifies a pre-existing right or benefit, as determined in the sole discretion of the Administrator, such provision shall apply.

In no event shall any Optional Form of Benefit added by virtue of the March 26, 2002 amendment and restatement of the Plan be available to any individual who was not an Eligible Employee of the Company as of March 26, 2002 or does not become one after March 26, 2002.

IN WITNESS WHEREOF, this Amendment and Restatement of the Executive Supplemental Retirement Plan is hereby executed effective as of the 31st day of January, 2004.

                                        THE PEP BOYS - MANNY, MOE & JACK


                                        By: /s/ Lawrence N. Stevenson